UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — May 3, 2010
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-23320	34-1245650

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Olympic Steel, Inc. (the “Company”) was held on April 29, 2010, at One Eastern Steel Road, Milford, Connecticut, at 11:00 AM Eastern Time. Below are details in the matters voted upon at the meeting.
Proposal 1 — Election of Directors
Elections were held for four directors (each to hold office for a term of two years). The Company’s shareholders elected the four persons nominated as directors of the Company as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Wolfort	9,580,286	147,616	538,304
Ralph M. Della Ratta	9,675,903	51,999	538,304
Martin H. Elrad	9,290,937	436,965	538,304
Howard L. Goldstein	9,676,003	51,899	538,304
Proposal 2 — Ratification of the Selection of the Company’s Independent Auditors.
The Company’s shareholders ratified PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as set forth below:

Votes For	Votes Against	Votes Abstain
10,148,567	110,950	617,205
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
Date: May 3, 2010	By:	/s/ RICHARD T. MARABITO
Richard T. Marabito
Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)